FIRST AMENDMENT
TO
HUBBELL INCORPORATED
DEFINED CONTRIBUTION RESTORATION PLAN

(AMENDED AND RESTATED EFFECTIVE DECEMBER 8, 2015)

This First Amendment (the “Amendment”) is adopted by Hubbell Incorporated, a Connecticut corporation (the “Company”), for the purpose of amending that certain Hubbell Incorporated Defined Contribution Restoration Plan (Amended and Restated Effective December 8, 2015) (as amended, the “Plan”), effective as of January 1, 2017 (the “Amendment Effective Date”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

WHEREAS, pursuant to Section 10.1(a) of the Plan, except as limited by applicable law, the Plan may be wholly or partially amended by the Board from time to time, including retroactive amendments; provided that any such amendment does not decrease the Vested percentage or amount of interest any Participant or any other person entitled to payment under the Plan has in the Participant’s Account;

WHEREAS, effective as of the Amendment Effective Date, the Company is amending and restating the Hubbell Incorporated Employee Savings and Investment Plan (the “Savings Plan”); and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company to amend the Plan as set forth herein to provide Participants with Company Contributions that reflect the terms of the Savings Plan, as amended and restated, and that such amendment is permitted under Section 10.1 of the Plan.

NOW, THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows, effective as of the Amendment Effective Date:

1.    Article I of the Plan is hereby amended to add the following definitions:

“1.13A        DC Restoration Plan Matching Contribution

“DC Restoration Plan Matching Contribution” for each Participant in each Plan Year shall mean an amount equal to the excess of (a) fifty percent (50%) of such Participant’s Match-Eligible Deferrals for such Plan Year over (b) the amounts that would have been credited as “Regular Matching Contributions” and “True-Up Matching Contributions” on such Participant’s behalf under the Savings Plan for such Plan Year assuming that such Participant had made aggregate pre-tax and Roth deferrals under the Savings Plan during such Plan Year in an amount equal to the maximum amount permitted for such Plan Year under Section 402(g) of the Code or the Savings Plan.

“1.13B        DC Restoration Plan Nonelective Contribution

“DC Restoration Plan Nonelective Contribution” for each Participant in each Plan Year shall mean an amount equal to the excess of (a) four percent (4%) of such Participant’s Compensation for such Plan Year over (b) the amounts credited as “Safe Harbor Nonelective Contributions” on such Participant’s behalf under the Savings Plan for such Plan Year.

“1.19A        Match-Eligible Deferrals

“Match-Eligible Deferrals” for each Participant in each Plan Year shall mean an amount equal to the sum of (a) the amount of such Participant’s pre-tax and Roth deferrals under the Savings Plan for such Plan Year and (b) the amount of such Participant’s deferrals of any base salary and bonus award amounts under the Hubbell Incorporated Executive Deferred Compensation Plan (as amended from time to time) for such Plan Year, up to a combined maximum of six percent (6%) of such Participant’s Compensation for such Plan Year.

1.23A        Prior Contributions

“Prior Contributions” shall mean any Company Contributions made prior to the Amendment Effective Date.

2.    Section 1.10 of the Plan (definition of “Company Contribution Account”) is hereby deleted in its entirety.

3.    Section 3.2 of the Plan is hereby amended and restated in its entirety as follows:

“Section 3.2    Determination of Credits

Pursuant to the Rules of the Plan, for each Plan Year, each Participant’s Account shall be credited with an amount (a “Company Contribution”) which is equal to the sum of such Participant’s DC Restoration Plan Nonelective Contribution and DC Restoration Plan Matching Contribution for such Plan Year.”

4.    Section 6.1 of the Plan is hereby amended and restated in its entirety as follows:

“Section 6.1    Vesting of Accounts

(a)    All DC Restoration Plan Nonelective Contributions shall be fully Vested at all times.

(b)    The Vested portion of any DC Restoration Matching Contributions in a Participant’s Account as of a given date shall be the percentage of such DC Restoration Matching Contributions equal to the vested percentage of such Participant’s “Regular Matching Contributions” and True-Up Matching Contributions” as of such date under the Savings Plan.

(c)    The Vested portion of any Prior Contributions in a Participant’s Account as of a given date shall be the percentage of such Prior Contributions equal to the vested percentage of such Participant’s “Prior Nonelective Contributions” as of such date under the Savings Plan.

(d)    Notwithstanding anything to the contrary in this Section 6.1, all Accounts shall become fully Vested upon the occurrence of a Change in Control.”

5.    Except as modified by the forgoing, the terms and conditions of the Plan shall remain in full force and effect following the adoption of this Amendment.

IN WITNESS WHEREOF, the Company has adopted this First Amendment as of January 17, 2017.

HUBBELL INCORPORATED

/s/ Megan C. Preneta
By: Megan C. Preneta
Its: Corporate Secretary and Associate General Counsel